EXHIBIT 5

December 21, 2023

Board of Directors

VWF Bancorp, Inc.

976 South Shannon Street

Van Wert, Ohio 45891

RE:VWF Bancorp, Inc. Registration Statement on Form S-8

Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of 269,208 shares of common stock, $0.01 par value per share (the “Shares”), of VWF Bancorp, Inc. (the “Company”) to be issued pursuant to the VWF Bancorp, Inc. 2023 Equity Incentive Plan (the “Equity Plan”).

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation and Bylaws of the Company, the Equity Plan, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as resolutions of the Board of Directors of the Company and applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of officers and other representatives of the Company.

Based on the foregoing, we are of the following opinion: Following the effectiveness of the Form S-8, the Shares of the Company, when issued in accordance with the terms and conditions of the Equity Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and shall not be used for any other purpose or relied upon by any other person without the prior express written consent of this firm.

We hereby consent to the use of this opinion in the Form S-8. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Barrett McNagny LLP

Barrett McNagny LLP